Exhibit 10.1

LOAN AND SECURITY AGREEMENT

dated as of February 26, 2015

among

PULMATRIX INC.

as Borrower,

and

the financial institutions and individuals listed on Annex A, as Lenders

TABLE OF CONTENTS

i

Annex A Lenders

Annex B Subordinated Lenders

Annex C Rights, Responsibilities and Immunities of the Agent

ii

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of February __, 2015, among PULMATRIX INC., a Delaware corporation (“Borrower”) and the financial institutions and individuals listed on Annex A (collectively, the “Lenders” and each a, “Lender”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.               Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, “controls” or is “controlled by” or is “under common control with” the Person specified.

“Agent” has the meaning specified in Section 6.07.

“Agreement” means this Loan and Security Agreement.

“Applicable Rate” means the rate equal to five percent (5%) per annum.

“Bankruptcy Code” means the Federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“Borrower” has the meaning specified in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in New York City, New York.

“Closing Date” means the earliest date on which the conditions precedent set forth in Section 3.01 shall have been satisfied or waived in accordance with Section 10.01 of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” has the meaning specified in Section 6.01.

“Company Intellectual Property” has the meaning specified in Section 4.01(i).

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP, (a) all obligations of such Person for borrowed money; (b) all direct or contingent obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due); (d) indebtedness secured by a Lien on property owned by such Person (including conditional sales or other title retention agreements, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) capital leases and synthetic lease obligations; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person; and (g) all Guarantees of such Person in respect of any of the foregoing.

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“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, bankruptcy, moratorium, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions.

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Dollars” and “$” mean the lawful money of the United States.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facility Documents” means, collectively, this Agreement, the Subordination Agreement and each other agreement or instrument executed or delivered in connection herewith or therewith.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien).

“Information” has the meaning specified in Section 10.09.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

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“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means (a) a material impairment of the ability of Borrower to perform any of its obligations under any of the Facility Documents, (b) a material adverse effect upon the legality, validity, binding effect or enforceability of any provision of any Facility Document, (c) a material adverse change in, or a material adverse effect upon, the business, properties, liabilities (actual or contingent), or financial condition of Borrower or (d) a material adverse change in, a material adverse effect upon, or a material impairment of, (i) the priority of the Lenders’ security interest in a material portion of the Collateral or (ii) the rights, remedies and benefits available to, or conferred upon, the Lenders under any Facility Document or the Lenders’ ability to foreclose on the Collateral at the times and in the manner contemplated herein, in each case with respect to the foregoing clauses (a) to (d), as determined by the Required Lenders in their sole discretion.

“Maturity Date” means, the earlier of: (a) the Stated Maturity Date; and (b) the date on which the Term Loans are accelerated pursuant to Section 7.01.

“Maximum Lawful Rate” has the meaning specified in Section 2.05.

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent may reasonably request.

“Obligations” means the Term Loans to, and all debts, liabilities, obligations, covenants, indemnifications, and duties of, Borrower arising at any time and from time to time, whether matured or unmatured, fixed or contingent, liquidated or unliquidated, under any Facility Document, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Debtor Relief Laws naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

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“Organization Documents” means, as applicable, for any Person, such Person’s articles or certificate of incorporation, by-laws, memorandum and articles of association, partnership agreement, trust agreement, certificate of limited partnership, articles of organization, certificate of formation, shareholder agreement, voting trust agreement, operating agreement, subscription agreement, side letters, if any, limited liability company agreement and/or analogous documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Required Lenders” means Lenders representing at least 51% of the outstanding principal amount of the Term Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Stated Maturity Date” means February 26, 2016.

“Subordination Agreement” means the Subordination Agreement, dated as of even date hereof, among the Borrower, the subordinated lenders listed on Annex B hereto, and Barry Honig, as agent for the Lenders.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” means the term loans made pursuant to Section 2.01(a).

“UCC” means Uniform Commercial Code in effect in the State of New York and any other applicable jurisdiction.

SECTION 1.02.                    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to local time in New York City, New York.

SECTION 1.03.                    Principles of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Facility Document), (ii) except to the extent consent of the Required Lenders is required as provided herein, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Facility Document, shall be construed to refer to such Facility Document in its entirety and not to any particular provision thereof, (iv) all references in a Facility Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Facility Document in which such references appear, and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

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(b)               In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                Section headings herein and in the other Facility Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Facility Document.

(d)               When used herein the terms Accessions, Account, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangible, Proceeds, Promissory Notes, Securities Account, Security Entitlement, Supporting Obligations and Uncertificated Securities have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. Letter of Credit has the meaning provided in Section 5-102 of the UCC.

ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.                    The Loan.

Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make a loan in Dollars to Borrower on the Closing Date in the amount set forth opposite such Lender’s name on Annex A (the “Term Loans”), by wire transfer in immediately available funds to the account as set forth in Section 10.11. The aggregate original principal amount of the Term Loans shall be equal to $4,500,000. Amounts borrowed hereunder and repaid or prepaid may not be reborrowed.

SECTION 2.02.                    Reserved.

SECTION 2.03.                    Repayment of Loan. Borrower shall repay to the Lenders on the Maturity Date the principal amount of the Term Loans outstanding on such date, accrued but unpaid interest thereon and all other outstanding Obligations unless earlier converted in accordance with Article VIII.

SECTION 2.04.                    Interest.

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(a)    Ordinary Interest. Borrower shall pay interest on the unpaid principal amount of the Term Loans, from the Closing Date until such principal amount shall be paid in full, at a rate per annum equal to the Applicable Rate. Interest shall be payable in arrears on the Maturity Date unless earlier converted in accordance with Article VIII hereof. Interest shall be computed on a year of 360 days and actual days elapsed in the period for which interest is payable. Interest (including the default interest set forth below) shall be due and payable before and after judgment or the commencement of any proceeding under any Debtor Relief Law.

(b)   Default Interest. If any Event of Default shall have occurred, Borrower shall pay interest on the Term Loans at a rate per annum equal at all times to fifteen percent (15%), from the day of such Event of Default, payable on demand (and in any event in arrears on the date such amount shall be paid in full).

SECTION 2.05.                    Maximum Interest.

In no event shall the interest charged with respect to the Term Loans or any other obligations of Borrower hereunder exceed the maximum amount permitted under the Laws of the State of New York or of any other applicable jurisdiction. In no event shall the total interest received by the Lenders exceed the amount which the Lenders could lawfully have received had the interest been calculated for the full term hereof at the highest rate of interest permitted under any applicable Law to be charged by the Lenders (the “Maximum Lawful Rate”). If the Lenders have received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Term Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.

SECTION 2.06.                    Prepayments of Loan.

Borrower may not prepay all or any portion of the outstanding principal amounts of the Term Loans or the accrued and unpaid interest without the prior written consent of the Required Lenders.

SECTION 2.07.                    Evidence of Debt.

(a)    The records maintained by the Lenders regarding the Term Loans shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Lenders to maintain such records or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms.

(b)   No promissory note shall be required to evidence the Term Loans. Upon the request of the Required Lenders, Borrower shall execute and deliver to each Lender a promissory note, which shall evidence the Team Loans in addition to such records.

SECTION 2.08.                    Payments and Computations.

(a)    Borrower shall make each payment hereunder not later than 5:00 PM on the day when due in Dollars to the Lenders in immediately available funds. All payments received by the Lenders after 5:00 PM shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All payments shall be made pro rata among the Lenders based on the outstanding principal amount of the Term Loans made by each Lender.

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(b)   Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.

(c)    All payments (including prepayments and any other amounts received hereunder and payments and amounts received in connection with the exercise of the Lenders’ rights after an Event of Default) made by or on behalf of Borrower under any Facility Document shall be applied in the following order: (i) to any expenses and indemnities payable by Borrower to the Lenders; (ii) to any accrued and unpaid interest and fees due; (iii) to principal payments on the outstanding Term Loans; and (iv) to the extent of any excess, to the payment of all other Obligations.

ARTICLE III
CONDITIONS OF LENDING

SECTION 3.01.                    Conditions Precedent. The obligation of each Lender to make the Term Loans is subject to satisfaction of the following conditions precedent:

(a)    Each Lender shall have received duly executed counterparts of this Agreement.

(b)   The execution and delivery of the Subordination Agreement.

(c)    Each other Lender shall have funded the amount set forth opposite each such other Lender’s name on Annex A in accordance with Section 2.01.

The acceptance of the Term Loans shall be deemed to be a representation and warranty by Borrower that the conditions specified in Section 3.01 have been satisfied on and as of the Closing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01.                    Representations and Warranties. Borrower represents and warrants to the Lenders that:

(a)    Borrower (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect, and (iii) has all requisite company power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)   The execution, delivery and performance by Borrower of this Agreement and the other Facility Documents to which Borrower is a party (when delivered) and the consummation of the transactions contemplated under the Facility Documents are within its company powers, have been duly authorized by all necessary company action, and do not and will not (i) contravene Borrower’s Organization Documents, (ii) contravene any contractual restriction binding on it or require any consent under any agreement or instrument to which it is a party or by which any of its properties or assets is bound, (iii) result in or require the creation or imposition of any material Liens upon any property or assets of Borrower, or (iv) violate any Law (including, but not limited to, the Securities Act and the Exchange Act and the regulations thereunder) or writ, judgment, injunction, determination or award, except, with respect to clauses (ii) – (iv), such conflicts, contraventions, violations, and Liens that would not reasonably be expected to result in a Material Adverse Effect.

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(c)    Except for any filings to perfect the Lenders’ security interest in the Collateral and such consents that have been obtained, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any Governmental Authority or any other third party, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by Borrower of any Facility Document, (ii) the creation or perfection of the security interest in the Collateral granted to the Lenders hereunder or (iii) the legality, validity, binding effect or enforceability of any Facility Document by the Lenders.

(d)   Borrower is in compliance with the requirements of all Laws and all material orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e)    This Agreement and the other Facility Documents that Borrower is party to are, and will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms. The security interest in the Collateral granted herein is a valid and binding security interest in the Collateral subject to no other liens or security interests other than Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or are otherwise of an immaterial nature.

(f)    No Default or Event of Default has occurred and is continuing.

(g)    Borrower owns all of the Collateral free and clear of Liens, other than Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or are otherwise of an immaterial nature.

(h)   The Company has delivered to each Lender its audited financial statements as of December 31, 2013 and December 31, 2012 for the fiscal year ended December 31, 2013 and December 31, 2012 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2014 and for the fiscal year ended December 31, 2014 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2014; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

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(i)     The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Intellectual Property that is owned or used by as is necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted (“Company Intellectual Property”) without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

ARTICLE V
COVENANTS OF BORROWER

SECTION 5.01.                    Affirmative Covenants. On and after the Closing Date and so long as any Obligations have not been indefeasibly paid in full or converted pursuant to Article VIII:

(a)    Existence. Borrower shall preserve renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization.

(b)   Use of Proceeds. Borrower will use the proceeds of the Term Loans for working capital and general corporate purposes in the ordinary course of business.

(c)    Payment of Obligations. Borrower shall pay and discharge as the same shall become due and payable, all its obligations and liabilities, including: (i) all material Taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property; provided, however, that Borrower shall not be required to pay or discharge any such tax, assessment, claim or charge that is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (ii) all material lawful claims which, if unpaid, would become a Lien on its property; and (iii) all material Debt, as and when due and payable.

(d)   Inspection Rights. Borrower shall, at any reasonable time during normal business hours and upon reasonable prior notice, from time to time permit the Lenders and their agents and representatives (in each case, subject to Section 10.09) to (i)  discuss the affairs, finances, assets and accounts of Borrower with any of Borrower’s officers, directors or other representatives and independent certified public accountants and (ii) examine and make copies of and abstracts from their records and books of account, all at the expense of Borrower.

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(e)    Compliance with Laws. Borrower shall comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith would not reasonably be expected to result in a Material Adverse Effect.

(f)    Information Rights. Borrower shall promptly deliver to the Lenders any information relating to the financial condition, business, prospects, or corporate affairs of the Company, including any audited and unaudited balance sheet and statements of income and of cash flows, as any the Lenders may from time to time reasonably request.

(g)    Security Interest. Borrower shall at all times maintain the Liens and security interest in the Collateral granted to the Lenders hereunder as valid and perfected first priority Liens and security interests in the Collateral in favor of the Lenders. Borrower hereby agrees to defend the same against the claims of any and all Persons and entities. Borrower shall safeguard and protect all Collateral for the account of the Lenders.

(h)   Further Assurances. Borrower agrees to execute and/or deliver any additional agreements, documents and instruments, and take such further actions as may be reasonably requested by the Required Lenders from time to time to carry out the intent of the Facility Documents. At the request of the Agent, Borrower will sign and deliver to the Agent on behalf of the Lenders at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, Borrower shall pay all fees, taxes and other amounts necessary to make any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches, and to maintain the Collateral and the security interest in the Collateral granted to the Lenders hereunder, and Borrower shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the security interest in the Collateral granted to the Lenders hereunder. Borrower shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Lenders’ security interest in the Collateral.

SECTION 5.02.                    Negative Covenants. So long as any Obligations have not been indefeasibly paid in full or converted pursuant to Article VIII, without the prior written consent of the Required Lenders:

(a)    Additional Debt. Borrower shall not, directly or indirectly, create, incur or assume any Debt, other than Debt created under the Facility Documents.

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(b)   Liens. Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to the Lenders. Borrower shall not, directly or indirectly, create, incur or assume any Lien upon any Collateral, whether now owned or hereafter acquired, except Liens created under the Facility Documents and Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or are otherwise of an immaterial nature.

(c)    Mergers, Etc. Without the prior consent of the Lenders, Borrower shall not, directly or indirectly, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of the property and assets (whether now owned or hereafter acquired) of Borrower to any Person.

(d)   Investments. Borrower shall not hold any material Investments except Investments by Borrower outstanding on the date hereof.

(e)    Transaction with Affiliates. Borrower shall not enter into any material transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower as would be obtainable by Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

(f)    Prepay Debt. Borrower shall not prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any indebtedness of Borrower.

(g)    Change Name, Status, Jurisdiction, Tradename. Borrower shall not change its name, change its corporate status or jurisdiction, or use any trade name without delivering written notice to the Lenders at least twenty (20) days prior to the effectiveness of such change or use.

(h)   Disposition of Assets. Borrower shall not, and shall not permit any of its direct or indirect Subsidiaries to, sell, license, transfer or otherwise dispose of any interest in any Collateral, except for sales of inventory in the ordinary course of business, licenses or sublicenses of rights in intellectual property on a non-exclusive or other limited basis in the ordinary course of business and sales of obsolete equipment.

ARTICLE VI
SECURITY INTEREST

SECTION 6.01.                    Granting of Security Interest. Borrower hereby pledges, assigns and grants to the Lenders a first priority security interest in and lien on, and a right of set-off against, the following property and assets, whether now or hereafter existing, owned or acquired by Borrower (collectively, the “Collateral”), to secure the payment and the performance of all the Obligations:

(a)              Accounts;

(b)              Chattel Paper;

(c)              Commercial Tort Claims;

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(d)              Deposit Accounts;

(e)              Documents;

(f)               General Intangibles;

(g)              Goods;

(h)              Inventory;

(i)                Equipment;

(j)                Instruments;

(k)              Intellectual Property;

(l)                Investment Property;

(m)            Letter-of-Credit Rights and Letters of Credit;

(n)              Supporting Obligations;

(o)              all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 6.01;

(p)              all Accessions to and Proceeds of the foregoing and, to the extent not otherwise included, (i) all payments under insurance (whether or not the Agent is the loss payee thereof) and (ii) all tort claims; and

(q)              all other property and rights of every kind and description and interests therein.

SECTION 6.02.                    Proceeds. Except as permitted to be distributed to Borrower pursuant to the terms herein, (a) any property received by Borrower, which shall comprise of such additions, substitutes and replacements for, or proceeds of, the Collateral, shall, after the occurrence and during the continuance of an Event of Default, be held in trust for the Lenders, and (y) any cash proceeds of the Collateral shall, after the occurrence and during the continuance of an Event of Default, be held in trust for the Lenders.

SECTION 6.03.                    Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, Borrower shall deliver or cause to be delivered to the Agent any and all certificates and other instruments or documents representing the Collateral, in each case, together with all Necessary Endorsements.

SECTION 6.04.                    Authorization to File Financing Statements. Borrower hereby authorizes the Agent to file financing statements or take any other action required to perfect the Lenders’ security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect the Lenders’ interest or rights under the Facility Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of the Lenders under the UCC.

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SECTION 6.05                    Appointment of Collateral Agent. The Lenders hereby appoint Barry Honig to act as their agent (the “Agent”) for purposes of exercising any and all rights and remedies of the Lenders hereunder. Such appointment shall continue until revoked in writing by the Required Lenders, at which time the Required Lenders shall appoint a new Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex C hereto.

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.01.                    Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)    Borrower shall fail to pay when due (i) any of the outstanding principal of the Term Loans, or (ii) accrued interest on the Term Loans or other amounts or fees owing pursuant to any of the Facility Documents; or

(b)   Borrower shall fail to perform or observe in any material respect any term, covenant, or agreement contained in Article V and such failure shall continue for ten (10) days after receipt of written notice thereof from the Required Lenders; or

(c)    (i) any Facility Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; (ii) Borrower contests in any manner the validity or enforceability of any Facility Document; or (iii) Borrower denies that it has any or further liability or obligation under any Facility Document; or

(d)   (i) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Borrower and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; (ii) Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower and the appointment continues undischarged or unstayed for sixty (60) calendar days; (iv) any proceeding under any Debtor Relief Law relating to Borrower or to all or any material part of its property is instituted without the consent of Borrower and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or (v) Borrower shall take any action to authorize any of the actions set forth above in this Section 7.01(d);

(e)    the Lenders cease to have a first priority perfected Lien in a material portion of the Collateral; or

(f)    there is entered against the Borrower (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding $50,000 (as to all such judgments or orders), and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

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then, and in any such event, the Required Lenders may declare the Term Loans, all accrued interest thereon, all fees and all other accrued amounts payable under this Agreement and the other Facility Documents to be forthwith due and payable, whereupon the (i) Term Loans, (ii) all such interest and fees and (iii) all such other amounts hereunder plus (iv) an additional amount equal to 125% of the outstanding principal amount of the Term Loans (the sum of (i) – (iv), the “Default Amount”) shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of any event in Section 7.01(d),  the Default Amount shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

SECTION 7.02.                    Rights and Remedies.

(a)    Following acceleration of the Term Loans pursuant to Section 7.01 after the occurrence of an Event of Default, the Lenders, acting through the Agent, may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a Secured Party (as defined in Article 9 of the UCC) on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:

(i)                 take possession of any Collateral not already in the possession of a Lender without demand and without legal process;

(ii)               require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both Borrower and the Agent;

(iii)             enter onto the property where any Collateral is located and take possession thereof without demand and without legal process;

(iv)             without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at the Agent’s office or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)   All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied to the Term Loans in the order set forth in Section 2.08(c).

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(c)    The Agent may:

(i)                 transfer all or any part of the Collateral into the name of the Lenders, with or without disclosing that such Collateral is subject to the Lien hereunder;

(ii)               notify the parties obligated on any of the Collateral to make payment to the Lenders or an agent of the Lenders of any amount due or to become due thereunder;

(iii)             withdraw, or cause or direct the withdrawal, of all funds from any Deposit Account or Securities Account of Borrower;

(iv)             enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(v)               endorse any checks, drafts, or other writings in Borrower’s name to allow collection of the Collateral;

(vi)             take control of any proceeds of the Collateral;

(vii)           use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by Borrower; and

(viii)         execute (in the name, place and stead of Borrower) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

ARTICLE VIII
CONVERSION

SECTION 8.01.                    Conversion of Term Loans. Subject to the other terms and provisions of this Article VIII, upon the consummation of that currently contemplated merger or combination between the Borrower and a publicly traded biopharmaceutical company focused on prophylactic anti-infective drugs for use during invasive surgeries (“PubCo” and such merger or combination, the “Acquisition Transactions”), all outstanding principal and accrued but unpaid interest under the Term Loans shall automatically convert into such number of shares (the “Conversion Shares”) of common stock of PubCo (“Common Stock”) equal to a fraction, the numerator of which is the aggregate dollar value of such outstanding principal and accrued but unpaid interest under the Term Loans and the denominator of which is $2.75 (subject to adjustment upon the occurrence of certain events of PubCo, including in the case of stock splits, subdivisions, reclassifications or combinations of the Common Stock). The Conversion Shares shall be apportioned among the Lenders on a pro rata basis based on the outstanding principal and accrued but unpaid interest due and owing to each such Lender under the Term Loans immediately preceding the completion of Acquisition Transactions.  In the event that there is any material departure from the terms of the Acquisition Transactions contemplated by Borrower and PubCo that results from any Lender’s or PubCo’s failure to perform any obligations required to be performed by such Lender or PubCo or any other failure by such Lender or PubCo to take any action that was necessary or appropriate for such Lender to take in order to complete the Acquisition Transactions on substantially the terms contemplated by PubCo and Borrower, then the Lenders, PubCo and Borrower shall negotiate different conversion terms in good faith.

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SECTION 8.02.                    Additional Event of Default. In the event that a merger or combination with and into PubCo or a wholly-owned Subsidiary of PubCo is not completed on substantially the terms currently contemplated by PubCo and Borrower by the Stated Maturity Date, such event shall, at the election of the Required Lenders, be deemed to be an Event of Default for purposes of Article VII of this Agreement.  Notwithstanding the foregoing, such event shall not be deemed to be an Event of Default if any Lender or PubCo failed to perform any obligations required to be performed by such Lender or PubCo or such Lender or PubCo otherwise failed to take any action that was necessary or appropriate for such Lender or PubCo to take in order to complete such merger and the other Acquisition Transactions.

SECTION 8.03.                    Conversion Limitation. Notwithstanding Section 8.01, in no event shall any portion of the Obligations due and owing to a Lender convert into Common Stock if it would cause such Lender’s “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act), when taken together with other securities of PubCo owned by such Lender, to exceed, at the written election of such Lender, either 4.99% or 9.99% of the outstanding Common Stock (the “Beneficial Ownership Limitation”). In such event, the portion of the Obligations that would cause such Lender to exceed the Beneficial Ownership Limitation, shall instead be converted into a “common stock equivalent” preferred stock which shall have terms customary for “common stock equivalent” preferred stock, including, convertibility into a number of shares of Common Stock that such Lender would have received under this Article VIII but for the Beneficial Ownership Limitation, a Section 13(d) conversion blocker, participation rights with respect to dividends and distributions on the Common Stock, and customary anti-dilution adjustments for stock splits, reverse splits, stock dividends and similar events.

ARTICLE IX
Indemnification

SECTION 9.01.                    Indemnification. Borrower agrees to indemnify and hold Lenders and the Agent and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, including Lender, an “Indemnified Party”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by any Indemnified Party as the result of credit having been extended, suspended or terminated under this Agreement and the other Facility Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims to the extent resulting from the gross negligence or willful misconduct of any Indemnified Party.

ARTICLE X
MISCELLANEOUS

SECTION 10.01.                Amendments. No amendment of any provision of this Agreement or any other Facility Document shall be effective unless in writing signed by the Required Lenders and Borrower.

SECTION 10.02.                Notices; Effectiveness; Electronic Communications.

(a)    Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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(i)	if to Borrower, to Pulmatrix, Inc., 99 Hayden Avenue, Suite 390, Lexington, MA 02421, Phone: 781-357-2333, e-mail:info@pulmatrix.com; and

(ii)	if to a Lender, as set forth on Annex A.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(b)   Telephonic Communications. All telephonic notices to and other telephonic communications with the Lenders may be recorded by a Lender, and each of the parties hereto hereby consents to such recording.

SECTION 10.03.                Waiver. No waiver of any provision of this Agreement or any other Facility Document and no consent to any departure by Borrower therefrom shall be effective unless in writing signed by the Required Lenders and Borrower, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No waiver or consent by any party shall operate or be construed as a waiver or consent in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure on the part of a Lender to exercise, and no delay in exercising any right hereunder or under any other Facility Document shall operate as a waiver thereof nor shall the single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of a Lender to any other or further action in any circumstances without notice or demand.

SECTION 10.04.                Equal Treatment of Lenders. No consideration (including any modification of any Facility Documents) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provisions related to the Term Loans and Facility Documents unless the same consideration is also offered to all Lenders. All payments hereunder shall be made pro rata among the Lenders based on the portion of the Term Loans funded by each Lender as set forth on Annex A.

SECTION 10.05.                Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lenders and their Affiliates (including the reasonable fees, charges and disbursements of counsel) in connection with the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of the Facility Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lenders (including the fees, charges and disbursements of any counsel), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Facility Documents, including their rights under this Section 10.05, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Term Loans. Borrower will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Lenders, may incur in connection with (a) the enforcement of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (c) the exercise or enforcement of any of the rights of the Lenders under the Facility Documents.

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SECTION 10.06.                Governing Law; Submission to Jurisdiction.

(a)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions.

(b)   Submission to Jurisdiction. The parties irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court of the Southern District of the State of New York, and all appropriate appellate courts or, if jurisdiction in such court is lacking, any New York State court of competent jurisdiction sitting in New York (and all appropriate appellate courts), in any action or proceeding arising out of or relating to this Agreement or any other Facility Document.

(c)    Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Facility Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.06(d).

SECTION 10.07.                Severability. In case any provision in this Agreement or any other Facility Document shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement or such other Facility Document, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.08.                Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Facility Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

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SECTION 10.09.                Confidentiality. Each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to such Lender’s Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under any Facility Document or any action or proceeding relating to any Facility Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.09, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower or the Obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to such Lender, or any of its Affiliates on a nonconfidential basis from a source other than Borrower.

For purposes of this Section, “Information” means all information received from Borrower hereof relating to Borrower or its business, other than any such information that is available to the Lenders on a nonconfidential basis prior to disclosure by Borrower, provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.09 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.10.                Cumulative Remedies. The remedies herein provided are cumulative and are in addition to and not exclusive of any remedies provided by Law.

SECTION 10.11.                Wire Instructions. The Term Loans by wire transfer shall be delivered in immediately available funds to the account as follows

Pulmatrix Inc. - wiring instructions Beneficiary Bank Information:
Comerica Bank
226 Airport Parkway
San Jose, CA 95110
Phone 800-269-9050
ABA# 121 137 522
Swift Code: MNBDUS33

Beneficiary Information:
Account name: Pulmatrix Inc.
Account number: 1893954030

Pulmatrix Inc.
99 Hayden Avenue
Lexington, MA 02421

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Company Contact:
Michelle Siegert
Director, Finance and Accounting
781-357-2356
msiegert@pulmatrix.com

SECTION 10.12.                Entire Agreement. THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[END OF TEXT]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER:

PULMATRIX INC.,
as Borrower

By:	/s/ Robert W. Clarke, Ph.D.

Name:	Robert W. Clarke, Ph.D.

Title:	CEO

[Signature pages of Lenders follow]

Signature Page to Loan and Security Agreement

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: 2004 Leon Scharf Irrevocable Trust FBO Rachel Deer or Descendants_

Signature of Authorized Signatory of Lender: /s/ Willy Beer_________________________

Name of Authorized Signatory: Willy Beer_________________________

Title of Authorized Signatory: _Investment Trustee_________________________

Principal Amount: _$137,500_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Alpha Capital Anstalt_______________________

Signature of Authorized Signatory of Lender: /s/ Konrad Ackermann_________________________

Name of Authorized Signatory: Konrad Ackermann_________________________

Title of Authorized Signatory: _Director_________________________

Principal Amount: _$350,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Archer Diversified Investments, LLC_______________________

Signature of Authorized Signatory of Lender: /s/ Devon D. Archer_________________________

Name of Authorized Signatory: Devon D. Archer_________________________

Title of Authorized Signatory: Managing Member_________________________

Principal Amount: _$250,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Biscayne Biotech Holdings, LLC_______________________

Signature of Authorized Signatory of Lender: /s/ Glenn L. Halpryn_________________________

Name of Authorized Signatory: Glenn L. Halpryn _________________________

Title of Authorized Signatory: Manager_________________________

Principal Amount: _$500,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Brio Capital Master Fund Ltd._______________________

Signature of Authorized Signatory of Lender: /s/ Shaye Hirsch_________________________

Name of Authorized Signatory: Shaye Hirsch_________________________

Title of Authorized Signatory: Director_________________________

Principal Amount: _$200,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Nicholas Carosi III_______________________

Signature of Authorized Signatory of Lender: /s/ Nicholas Carosi III_________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: Self_________________________

Principal Amount: _$150,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Chicago Holdings Ltd._______________________

Signature of Authorized Signatory of Lender: /s/ Douglas Ooi_________________________

Name of Authorized Signatory: Douglas Ooi_________________________

Title of Authorized Signatory: _________________________

Principal Amount: _$82,500_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Robert S. Colman Trust UDT 3/13/85_______________________

Signature of Authorized Signatory of Lender: /s/ Robert Colman_________________________

Name of Authorized Signatory: Robert S. Colman_________________________

Title of Authorized Signatory: Trustee_________________________

Principal Amount: _$250,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: CPA Trust_______________________

Signature of Authorized Signatory of Lender: /s/ Sitimon D. Atlas_________________________

Name of Authorized Signatory: Sitimon D. Atlas_________________________

Title of Authorized Signatory: Trustee_________________________

Principal Amount: _$100,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Crystalia Investments LTD_______________________

Signature of Authorized Signatory of Lender: /s/ Wendy Yap_________________________

Name of Authorized Signatory: Wendy Yap_________________________

Title of Authorized Signatory: Director_________________________

Principal Amount: _$370,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Distinct Concept Limited_______________________

Signature of Authorized Signatory of Lender: /s/ Tan Joon Yang_________________________

Name of Authorized Signatory: Tan Joon Yang_________________________

Title of Authorized Signatory: Director_________________________

Principal Amount: _$100,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Edward Karr_______________________

Signature of Authorized Signatory of Lender: /s/ Edward Karr_________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: _________________________

Principal Amount: _$110,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Joseph Hoch_______________________

Signature of Authorized Signatory of Lender: /s/ Joseph Hoch_________________________

Name of Authorized Signatory: Joseph Hoch_________________________

Title of Authorized Signatory: _________________________

Principal Amount: _$50,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Horberg Enterprises LP_______________________

Signature of Authorized Signatory of Lender: /s/ Howard Todd Horberg_________________________

Name of Authorized Signatory: Howard Todd Horberg_________________________

Title of Authorized Signatory: President_________________________

Principal Amount: _$53,250_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: JSL Kids Partners_______________________

Signature of Authorized Signatory of Lender: /s/ John S. Lemak_________________________

Name of Authorized Signatory: John S. Lemak_________________________

Title of Authorized Signatory: Manager_________________________

Principal Amount: _$49,500_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Louis J. Pappas_______________________

Signature of Authorized Signatory of Lender: /s/ Louis J. Pappas_________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: _________________________

Principal Amount: _$100,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Manuel Scharf_______________________

Signature of Authorized Signatory of Lender: /s/ Manuel Scharf_________________________

Name of Authorized Signatory: Manuel Scharf_________________________

Title of Authorized Signatory: _________________________

Principal Amount: _$275,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Robert McCumsey_______________________

Signature of Authorized Signatory of Lender: /s/ Robert McCumsey_________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: _________________________

Principal Amount: _$20,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Morris Fuchs_______________________

Signature of Authorized Signatory of Lender: /s/ Morris Fuchs_________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: _________________________

Principal Amount: _$50,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Daryl Olsen_______________________

Signature of Authorized Signatory of Lender: /s/ Daryl Olsen_________________________

Name of Authorized Signatory: Daryl Olsen_________________________

Title of Authorized Signatory: Self/Owner_________________________

Principal Amount: _$20,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: One Moore Holdings Inc._______________________

Signature of Authorized Signatory of Lender: /s/ Chad Moore_________________________

Name of Authorized Signatory: Chad Moore_________________________

Title of Authorized Signatory: President_________________________

Principal Amount: _$100,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Peter Kearns_______________________

Signature of Authorized Signatory of Lender: /s/ Peter Kearns_________________________

Name of Authorized Signatory: Peter Kearns_________________________

Title of Authorized Signatory: _________________________

Principal Amount: _$50,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Pinnacle Family Office Investments, L.P._______________________

Signature of Authorized Signatory of Lender: /s/ Barry M. Kitt_________________________

Name of Authorized Signatory: Barry M. Kitt_________________________

Title of Authorized Signatory: _________________________

Principal Amount: _$275,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Point Capital, Inc._______________________

Signature of Authorized Signatory of Lender: /s/ Richard A. Brand_________________________

Name of Authorized Signatory: Richard A. Brand_________________________

Title of Authorized Signatory: CEO/Chairman_________________________

Principal Amount: _$100,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Sandor Capital Master Fund_______________________

Signature of Authorized Signatory of Lender: /s/ John S. Lemak_________________________

Name of Authorized Signatory: John S. Lemak_________________________

Title of Authorized Signatory: Manager_________________________

Principal Amount: _$448,250_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Simpson VIII, LLC_______________________

Signature of Authorized Signatory of Lender: /s/ William E. Richards_________________________

Name of Authorized Signatory: William E. Richards_________________________

Title of Authorized Signatory: Trustee/Administrator_________________________

Principal Amount: _$100,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: William D. Smithburg_______________________

Signature of Authorized Signatory of Lender: /s/ William D. Smithburg_________________________

Name of Authorized Signatory: William D. Smithburg_________________________

Title of Authorized Signatory: _________________________

Principal Amount: _$110,000_________________________

[SIGNATURE PAGE OF LENDERS TO LOAN AND SECURITY AGREEMENT]

Name of Lender: Lawrence J. Wert_______________________

Signature of Authorized Signatory of Lender: /s/ Lawrence J. Wert_________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: _________________________

Principal Amount: _$100,000_________________________

Annex A

Lender	Amount	Address
2004 Leon Scharf Irrevocable Trust	$137,500	3839 Flatlands Ave. Suite 201, Brooklyn, NY 11234
Alpha Capital Anstalt	$350,000	Lettstrasse 32 Fl-9490 Vaduz Furstentums Liechtenstein
Archer Diversified Investments, LLC	$250,000	152 West 57th Street, 47th Floor, New York, NY 10019
Biscayne Biotech Holdings, LLC	$500,000	4400 Biscayne Boulevard, Suite 950 Miami, FL 33137
Brio Capital Master Fund Ltd.	$200,000	100 Merrick Road, Suite 401W, Rockville Center, N.Y. 11570
Chicago Holdings Ltd.	$82,500	1 Sime Park Hill, Singapore 288325
CPA Trust	$100,000	83-15 Lefferts Blvd Kew Gardens, NY 11413
Crystalia Investments Ltd.	$370,000	16-03 Shaw Center, Singapore 228208
Daryl Olsen	$20,000	1128 N. Main Centerville UT, 84014
Distinct Concept Limited	$100,000	9 Queen Astrid Park Singapore 266799
Edward Karr	$110,000	19 Blvd. Georges-Favon, CH-1204 Geneva, Switzerland
Horberg Entreprises LP	$52,250	209 Prospect Avenue Highland Park IL 62035
Joseph Hoch	$50,000	125-10 Queens Blvd. 224, Kew Gardens, NY 11415
JSL Kids Partners	$49,500	2828 Routh St, Suite 500 Dallas, TX 75201
Lawrence J. Wert	$100,000	170 Nuttall Road Riverside IL 60546
Louis J. Pappas	$100,000	39 Mohring Bay Court Bayville, NY 11709
Manuel Scharf	$275,000	1575-50th Street Suite #201 Brooklyn NY 11219
Morris Fuchs	$50,000	1109 East 22 St., Brooklyn NY 11210
Nicholas Carosi III	$150,000	13800 Dawson Beach Rd Woodbridge VA 22191
One Moore Holdings Inc.	$100,000	95 Almondell Circle The Woodland TX 77354
Peter Kearns	$50,000	270 Wendover Drive Princeton NJ 08701
Pinnacle Family Office Investments	$275,000	4965 Preston Park Blvd STE 240 Plano, TX 75093
Point Capital, Inc.	$100,000	285 Grand Av. Bld 5 2nd Floor Englewood, NJ 07631
Robert McCumsey	$20,000	79000 Citrus, LA Quinta CA 92253
Robert S. Colman Trust UDT 3/13/85	$250,000	PO Box 7370 Ketchum, ID 83340
Sandor Capital Master Fund	$448,250	2828 Routh St, Suite 500 Dallas, TX 75201
Simpson VIII, LLC.	$100,000	20 North Wacker Drive Suite 1416 Chicago IL 60606
William D. Smithburg	$110,000	676 N Michigan Ave Suite 3860 Chicago IL 60611

Annex B

Name of Subordinated Lender	Principal Amount of Subordinated Debt ($) on the date of this Agreement
Polaris Venture Partners V, L.P.	12,512,728.87
Polaris Venture Partners Entrep. Fund V, L.P.	243,873.09
Polaris Venture Partners Founders' Fund V, L.P.	85,712.19
Polaris Venture Partners Special Founders' Fund V, L.P.	125,127.29
Polaris Venture Partners IV, L.P.	2,996,801.92
Polaris Venture Partners Entrep. IV, L.P.	56,180.99
5AM Ventures LLC	3,669,514.78
5AM Co-Investors LLC	519,826.28
Arch Venture Fund VII, L.P.	8,742,638.39
Gabrielson, Mark	136,092.99

Annex C

to

Loan and Security Agreement

THE AGENT

1. Appointment. The Lenders (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Loan and Security Agreement to which this Annex C is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate Barry Honig (the “Agent”) as the Agent to act as specified herein and in the Agreement. Each Lender shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Facility Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Facility Documents a fiduciary relationship in respect of any Borrower or any Lender; and nothing in the Agreement or any other Facility Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Facility Documents except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of Borrower in connection with such Lender’s investment in Borrower, the creation and continuance of the Obligations, the transactions contemplated by the Facility Documents, and the taking or not taking of any action in connection therewith, and (b) its own appraisal of the creditworthiness of Borrower, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter.

The Agent shall not be responsible to Borrower or any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Facility Documents, or for the financial condition of Borrower or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Facility Documents, or the financial condition of Borrower, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement or any of the other Facility Documents.

4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Lenders. To the extent practical, the Agent shall request instructions from the Lenders with respect to any material act or action (including failure to act) in connection with the Agreement or any other Facility Documents, and shall be entitled to act or refrain from acting in accordance with the instructions of the Required Lenders; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Lenders in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Facility Documents, and Borrower shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action that the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Facility Documents or applicable law.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Facility Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Facility Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Agent is not reimbursed by Borrower, the Lenders will jointly and severally reimburse and indemnify the Agent, in proportion to their respective principal amounts of the Term Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Facility Documents, or in any way relating to or arising out of the Agreement or any other Facility Documents except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Lender to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Facility Documents at any time by giving thirty (30) days’ prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor agent who shall serve as Agent until such time, if any, as the Lenders appoint a successor agent as provided above. If a successor agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead Borrower and the Lenders in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by Borrower on demand.

8. Rights with respect to Collateral. Each Lender agrees with all other Lenders and the Agent (a) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Lenders in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (b) that such Lender has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Facility Documents.

Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Agent’s resignation or removal hereunder as the Agent, the provisions of the Agreement including this Annex C shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.